                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   NOVEMBER 16,  1995
                                                ---------------------



                             PUBLIC STORAGE, INC.
                             --------------------
            (Exact name of registrant as specified in its charter)


CALIFORNIA                          1-8389                   95-3551121
----------                          ------                   ----------
(State or other jurisdiction      (Commission                (I.R.S. Employer of
incorporation)                    File Number)               Identification
Number)

            600 NORTH BRAND BLVD., GLENDALE, CALIFORNIA  91203-1241
            -------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:  (818) 244-8080
                                                     --------------


                            STORAGE EQUITIES, INC.
                            ----------------------
         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

          On November 16, 1995, Public Storage Management, Inc. ("PSMI") was merged into the Registrant (the "Merger") pursuant to an Agreement and Plan of Reorganization by and among Public Storage, Inc. ("Old Public Storage"), PSMI and the Registrant, dated as of June 30, 1995 (the "Agreement and Plan of Reorganization"), as amended by an Amendment to Agreement and Plan of Reorganization by and among Old Public Storage, PSMI, and the Registrant, dated as of November 13, 1995 (the "Amendment"). In the Merger, the Registrant's name was changed from Storage Equities, Inc. to Public Storage, Inc. The Agreement and Plan of Reorganization and the Amendment, which are referenced under Item 7, are incorporated herein by this reference.

ITEM 5.   OTHER EVENTS.
          ------------

                 HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS

                                                                                                       Page
                                                                                                    References
                                                                                                    ----------
Report of Independent Auditors..................................................................         3

Combined Statements of Assets, Liabilities and Equity at December 31, 1994 and,.................         4
   1993 and September 30, 1995

For the years ended December 31, 1994, 1993, 1992 and the nine months ended September 30, 1995 and 1994:

   Combined Statements of Operations............................................................         5

   Combined Statements of Cash Flows............................................................         6

   Notes to Financial Statements................................................................         7




   Pro Forma Consolidated Financial Statements
   -------------------------------------------

   Pro Forma Consolidated Balance Sheet at September 30, 1995...................................         14

   Pro Forma Consolidated Statements of Income:

       For the nine months ended September 30, 1995.............................................         18
       For the year ended December 31, 1994.....................................................         19

                        REPORT OF INDEPENDENT AUDITORS


The Shareholder of
Public Storage, Inc.


We have audited the accompanying combined statements of assets, liabilities and equity of the property management and advisory businesses and real estate assets of Public Storage, Inc. (Operating Companies and Real Estate Interests) as of December 31, 1994 and 1993 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements of the Operating Companies and Real Estate Interests were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of Public Storage, Inc.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Operating Companies and Real Estate Interests at December 31, 1994 and 1993, and results of operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.


                                                      ERNST & YOUNG LLP


Los Angeles,  California
October 6, 1995

                                OPERATING COMPANIES AND REAL ESTATE INTERESTS
                           COMBINED STATEMENTS OF ASSETS, LIABILITIES AND EQUITY
                                       (IN THOUSANDS OF DOLLARS)

                                                AS OF                       AS OF DECEMBER 31,
                                                                ---------------------------------------
                                          SEPTEMBER 30, 1995             1994                 1993
                                          ------------------    ------------------   ------------------
                                             (unaudited)
Assets:
 Cash                                     $              547    $           1,388    $             387
 Restricted cash                                       1,021                    -                1,111
 Receivables from affiliates                           3,008                3,033                2,751
 Notes receivable                                      6,695                8,141                8,433
 Investments in real estate entities                  78,198               68,445               56,861
 Real estate facilities:
    Land                                               5,710                5,710                5,710
    Buildings                                         14,337               14,326               14,282
                                          -------------------   ------------------   ------------------
                                                      20,047               20,036               19,992
    Accumulated depreciation                          (2,576)              (2,207)              (1,718)
                                          -------------------   ------------------   ------------------
                                                      17,471               17,829               18,274
 Other assets                                             84                  202                  559
                                          -------------------   ------------------   ------------------
  Total assets                            $          107,024    $          99,038    $          88,376
                                          ===================   ==================   ==================

Liabilities
 Accounts payable                         $              763    $           1,167    $           1,281
 Interest payable                                      1,712                  527                  561
 Secured notes payable                                 4,440                4,807                5,015
 Senior Secured Notes due 2003 (net of
 $314, $359 and $519 of issuance costs
 at September 30, 1995, December 31,
 1994 and 1993, respectively)
                                                      67,686              70,141               74,481
                                          -------------------   ------------------   ------------------
 Total liabilities                                    74,601              76,642               81,338
                                          -------------------   ------------------   ------------------
Equity                                                32,423              22,396                7,038
                                          -------------------   ------------------   ------------------
 Total liabilities and equity            $           107,024   $          99,038    $          88,376
                                          ===================   ==================   ==================

                            See accompanying notes

                 OPERATING COMPANIES AND REAL ESTATE INTERESTS
                       COMBINED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                         YEARS ENDED DECEMBER 31,
                                             ---------------------------          -----------------------------------------
                                                 1995            1994                 1994           1993           1992
                                             -----------     -----------          -----------    -----------    -----------
                                                    (unaudited)
Revenues
  Facility management fees, primarily
   from affiliates                           $ 19,902        $ 18,492             $ 25,224       $ 23,105       $ 21,416
  Equity in earnings of real estate
   entities                                    20,485          18,093               24,555         19,742         15,026
  Advisory fee from affiliate                   5,462           3,644                4,983          3,619          2,612
  Merchandise operations                        1,613           1,423                1,872          1,564          1,263
  Rental revenues                               2,474           2,345                3,152          2,884          2,867
  Interest income                                 705             733                  996            792            847
                                             -----------     -----------          -----------    -----------    -----------
  Total revenues                               50,641          44,730               60,782         51,706         44,031
                                             -----------     -----------          -----------    -----------    -----------
Expenses
  Cost of managing facilities                   3,877           3,632                4,909          5,544          5,839
  Cost of advisory services and
   administrative expenses                      1,414           1,280                1,850          1,410            975
  Cost of merchandise                             779             666                  866            800            689
  Cost of rental operations                       676             635                  834            813            653
  Depreciation                                    439             767                1,011            556            476
  Interest expense                              3,988           4,235                5,607          1,005          7,732
                                             -----------     -----------          -----------    -----------    -----------
   Total expenses                              11,173          11,215               15,077         10,128         16,364
                                             -----------     -----------          -----------    -----------    -----------

   Income before extraordinary item            39,468          33,515               45,705         41,578         27,667
   Extraordinary item
     Gain on retirement of debt                     -               -                    -         14,440          3,311
                                             -----------     -----------          -----------    -----------    -----------
   Net income                                $ 39,468        $ 33,515             $ 45,705       $ 56,018       $ 30,978
                                             ===========     ===========          ===========    ===========    ===========

                            See accompanying notes.


                                           OPERATING COMPANIES AND REAL ESTATE INTERESTS
                                                 COMBINED STATEMENTS OF CASH FLOWS
                                                     (IN THOUSANDS OF DOLLARS)

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30                         YEARS ENDED DECEMBER 31,
                                               -----------------------------      ----------------------------------------------
                                                     1995           1994              1994             1993             1992
                                               --------------  -------------      -------------  ---------------    --------------
                                                         (unaudited)
Cash flows from operating activities:
  Net Income                                   $      39,468   $     33,515       $    45,705    $      56,018    $      30,978
  Adjustment to reconcile net income to
  net cash provided by operating
  activities:
      Depreciation and amortization                      439            767             1,011              556            1,971
      Less: Equity in earnings of real estate
      entities                                       (20,485)       (18,093)          (24,555)         (19,742)         (15,026)
      Distributions from real estate entities         10,732          9,797            12,971            9,843            9,645
      Gain on retirement of debt                          -              -                 -           (14,440)          (3,311)
      Change in restricted cash                       (1,021)          (298)            1,111           (1,111)              -
      Other                                              899          1,106              (435)               8             (386)
                                               --------------  -------------      ------------   --------------     ------------
         Total adjustments                            (9,436)        (6,721)           (9,897)         (24,886)          (7,107)
                                               --------------  -------------      ------------   --------------     ------------
         Net cash provided by operating
         activities                                   30,032         26,794            35,808           31,132           23,871
                                               --------------  -------------      ------------   --------------     ------------

Cash flows from investing activities:
  Payments eceived on notes receivable                 1,446            219               292              390              224
  Capital expenditures                                   (35)           (33)              (44)            (103)             (38)
                                               --------------  -------------      ------------   --------------     ------------
  Net cash provided by investing
   activities                                          1,411            186               248              287              186
                                               --------------  -------------      ------------   --------------     ------------

Cash flows from financing activities:
  Principal payments on debt                          (2,867)        (2,387)           (4,708)            (185)            (137)
  Repurchase of debt                                       -              -                 -          (42,905)          (6,143)
  Issuance of Senior Secured Notes, net
    of issuance costs                                      -              -                 -           74,475               -
  Net distributions to affiliates                    (29,417)       (18,733)          (30,347)         (62,738)         (17,509)
                                               --------------  -------------      ------------   --------------     ------------
       Net cash used in financing activities         (32,284)       (21,120)          (35,055)         (31,353)         (23,789)
                                               --------------  -------------      ------------   --------------     ------------
  Net increase (decrease) in cash                       (841)         5,860             1,001               66              268

  Cash at beginning of period                          1,388            387               387              321               53
                                               --------------  -------------      ------------   --------------     ------------
  Cash at end of period                        $         547   $      6,247       $     1,388    $         387    $         321
                                               ==============  =============      ============   ==============     ============
Supplemental disclosure:

  Interest paid                                $       2,758   $      2,834       $     5,481    $       1,606    $       6,513
                                               ==============  =============      ============   ==============     ============

                            See accompanying notes

                 OPERATING COMPANIES AND REAL ESTATE INTERESTS
                     NOTES TO COMBINED FINANCIAL STATEMENTS

A.   Basis of Presentation

     The financial statements include the property management operations of Public Storage Management, Inc. ("PSMI") and Public Storage Commercial Properties Group, Inc. ("PSCP"), the advisory business of Public Storage Adviser, Inc. ("Adviser") and merchandise sales operations of PSMI (collectively "Operating Companies") and the real estate assets in which Storage Equities, Inc. ("SEI") acquired an interest ("Real Estate Interests"). PSMI, PSCP and Adviser are subsidiaries of Public Storage, Inc. ("PSI"). Under an Agreement and Plan of Reorganization dated June 30, 1995, on November 16, 1995 the Operating Companies, along with the Real Estate Interests, were acquired by SEI, a California corporation organized as a real estate investment trust (the "Merger") and SEI changed its name to Public Storage, Inc..

     The accompanying financial statements have been prepared from the books and records of the Operating Companies and the accounts related to the Real Estate Interests and present the assets, liabilities and equity of the Operating Companies and Real Estate Interests as of December 31, 1994 and 1993 and September 30, 1995, and the related revenues and expenses for the years ended December 31, 1994, 1993, 1992 and the nine months ended September 30, 1995 and 1994. Accordingly, these statements do not purport to represent the financial position or results of operations of PSI or any of its subsidiaries. The Combined Statements of Operations may not necessarily be indicative of the revenues and expenses that would have resulted had the Operating Companies and Real Estate Interests operated as a stand-alone entity. Information subsequent to December 31, 1994 is unaudited.

     PSMI operated and managed, at September 30, 1995, pursuant to property management agreements, 1,076 self-storage mini-warehouses, including 1,016 facilities owned by SEI, PSI or entities affiliated with PSI. It operated all of the United States mini-warehouses operating under the "Public Storage" name and all of those in which SEI has an interest.

     PSCP operated and managed, at September 30, 1995, pursuant to property management agreements, 45 commercial office buildings and light industrial business parks, including 35 facilities owned by SEI, PSI or entities affiliated with PSI, which operate under the Public Storage name in the United States and all commercial facilities in which SEI has an interest.

     The Adviser acts, pursuant to an advisory contract, as an investment advisor to SEI. It advises SEI with respect to its investments and administers the daily corporate operations of SEI for an advisory fee (see Advisory Contract) and pays the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

     PSMI sells merchandise (primarily locks and boxes) to customers and tenants at substantially all of the mini-warehouse facilities managed by PSMI. These products are ancillary to renting storage space and are provided as a convenience to the tenants.

     Real Estate Interests consist of partial equity interests in 63 REITs and partnerships, which own 505 mini-warehouses and 14 commercial facilities, a fee interest in six mini-warehouses and one commercial facility, all operated under the "Public Storage" name, and 10 mortgage notes receivable secured by mini-warehouse facilities.

B.   Summary of Significant Accounting Policies

     1. Method of accounting. The financial statements are prepared in accordance with generally accepted accounting principles.

     2. Cash and cash equivalents. Cash and cash equivalents consist of demand deposits and cash investments which are highly liquid investments with a maturity of three months or less. Cash is invested in commercial paper and US Government securities.

     3. Real estate facilities. Cost of land includes appraisal fees and legal fees related to acquisition and closing costs. Buildings reflect costs incurred to develop mini-warehouses and to a lesser extent business park facilities. The mini-warehouse facilities provide self-service storage spaces for lease, generally on a month-to month basis, to the general public.

     4. Depreciation and amortization. Depreciation expense represents depreciation on real estate facilities and equipment and is provided on a straight-line basis over the estimated useful life of twenty-five years and three years, respectively. Amortization expense represents amortization of debt issuance costs and is provided on the effective interest method over the life of the debt.

     5. Allocated costs. Included in the accompanying Statements of Operations are allocations of expenses for corporate overhead, including salaries of support personnel, facilities and other expenses, incurred by the Operating Companies. The personnel and facilities subject to these allocations support other entities affiliated with PSI. In management's opinion, the allocation methodology, which is based on the estimated utilization of such services and costs, provides a reasonable allocation of the costs that were incurred by the Operating Companies.

     6. Income taxes. The financial statements exclude the effects of income taxes since they reflect a partial presentation (after allocated costs).

     7. Equity. Equity represents the excess of assets over liabilities and reflects the effect of net distributions, capital transactions, and loans between the Operating Companies and affiliated companies.

C.   Notes Receivable

     Notes receivable includes ten notes with an aggregate carrying amount of $8,141,000 at December 31, 1994 and which are secured by mini-warehouse facilities. Four of the notes are subject to underlying mortgage debt. Interest income and interest expense are included in the Combined Statements of Operations with respect to the notes receivable and underlying mortgage debt, respectively.

     The notes receivable have interest rates ranging from 7.0% to 14.5% (weighted average of 11.8%) and mature from 1995 to 2013. The underlying mortgages have interest rates ranging from 7.1% to 9.9% (weighted average of 7.5%) and are due from 1997 to 2000.

D.   Investments in Real Estate Entities

     Investments in real estate entities consist generally of a 20% to 30% interest in 63 affiliated REITs and partnerships which own 505 mini-warehouses and 14 business parks, all operated under the "Public Storage" name. These investments are accounted for using the equity method of accounting, recognizing in income its proportionate share of the earnings while correspondingly increasing the investment balance and accounting for distributions as a reduction in the investment balance.

     The impact of facility management fees paid by these unconsolidated affiliated entities have been eliminated to the extent of PSI's investment in each entity ($2.9 million and $2.5 million for the year ended December 31, 1994 and nine months ended September 30, 1995, respectively).

E.   Secured Notes Payable

     Secured Notes Payable ($4,807,000 as of December 31, 1994) consist of underlying debt related to four of the notes receivable and mortgage debt secured by one facility. The debt bears interest at rates ranging from 7.1% to 9.9%. The repayment of principal related to this debt at December 31, 1994 is due as follows:

                         1995                         $  213,000
                         1997                          1,038,000
                         1998                          2,633,000
                         1999                            561,000
                       Thereafter                        131,000
                                                      ----------
                                                      $4,807,000
                                                      ==========

F.   Long-term Debt

     During 1992 and 1993, debt of PSMI was extinguished through a series of purchases from unaffiliated note holders, resulting in "extraordinary" gains from retirement of debt of $3.3 million and $14.4 million in 1992 and 1993, respectively.

     In November 1993, PSMI issued $75 million in Senior Secured Notes due 2003 ("Notes"). The Notes bear interest at 7.08%, with interest and principal payments due semi-annually. The Notes are collateralized by cash flow rights from the property management agreements for mini-warehouses and other assets of PSI, including trademarks and marketable and non-marketable securities of affiliates. The Notes have various restrictive covenants on dividends, investments and additional indebtedness. As required by the Notes, cash is segregated between the amount which must be invested pursuant to the terms of the Notes (restricted cash) and an amount which may be used to declare dividends or invested without restriction. Restricted funds of $1.1 million, none and $1.0 million are included in cash as of December 31, 1993, and 1994 and September 30, 1995, respectively. In addition, the Notes contain various financial covenants. PSMI is in compliance with all covenants.

     As of December 31, 1994, the scheduled principal payments of the Notes were as follows:

                         1995                        $ 5,000,000
                         1996                          5,750,000
                         1997                          6,500,000
                         1998                          7,250,000
                         1999                          8,000,000
                       Thereafter                     38,000,000
                                                     -----------
                                                     $70,500,000
                                                     ===========

G.   Management Agreements

     The property management agreements generally provide for compensation equal to six percent of the gross revenues of the mini-warehouse facilities managed, and five percent of the gross revenues of the commercial facilities managed. Management fees of $26,835,000, $24,554,000, $22,656,000, $18,777,000 and $17,400,000 were earned on properties in which
     PSI and SEI have an interest for the years ended December 31, 1994, 1993, 1992 and for the nine months ended September 30, 1995 and 1994, respectively. The management agreements, except as noted below, are cancelable by either party upon sixty days notice.

     The impact of property management fees paid to PSI for properties which it owns and by unconsolidated affiliated entities in which PSI has an interest have been eliminated to the extent of PSI's investment ($3.1 million and $2.6 million for the year ended December 31, 1994 and nine months ended September 30, 1995, respectively).

     For the property management fees, under the supervision of the property owners, PSMI and PSCP coordinate rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activity, and the selection and engagement of vendors, suppliers and independent contractors. PSMI and PSCP assist and advise the property owners in establishing policies for the hire, discharge and supervision of employees for the operation of their facilities, including resident managers, assistant managers, relief managers and billing and maintenance personnel.

     For the duration of the management agreements, PSMI grants to the property owners a non-exclusive license to use two PSI service marks and related designs, including the "Public Storage" name. Upon termination of the management agreement, the property owner would no longer have the right to use the service marks and related designs, except as described below.

     In February 1995, the management agreements of sixteen companies (including
     SEI) were amended to revise the termination provision. The management agreements, as amended, provide that the agreements with respect to properties directly owned by the sixteen companies will expire seven years from the date modified, provided that on each anniversary of such modification, it shall be automatically extended for one year (thereby maintaining a seven year term) unless either party notifies the other that the agreement is not being extended. With respect to properties in which SEI has an interest, but are not wholly-owned by SEI, the management agreements may be terminated upon sixty days notice by SEI and upon seven years notice by the Operating Companies. The management agreements of the sixteen companies may also be terminated by either party for cause, but if terminated by the property owner, for cause, the property owner will retain the rights to use the PSI service marks until the scheduled expiration date.

     Regardless of the termination provisions, all management agreements with PSI affiliated entities are subject to termination upon the sale of the facilities.

H.   Advisory Contract

     Pursuant to an advisory contract, the Adviser, for an advisory fee, directs SEI, under the supervision of SEI's Board of Directors, with respect to its investments and daily corporate operations. The contract provided for the monthly payment of advisory fees equal to the sum of (i) 12.75% of SEI's adjusted income (as defined, and after reduction for SEI's share of capital improvements) per share of SEI common stock on the first 14,989,454 shares outstanding and (ii) 6% of adjusted income per share on common shares in excess of 14,989,454 of SEI common stock. The advisory contract provide d s that, in computing the advisory fee, adjusted income will be reduced by dividends paid on all SEI preferred stock and that the Adviser will also receive an amount equal to 6% of such dividends. Pursuant to the merger, SEI acquired the Adviser, and accordingly, the payment of advisory fees terminated.

     The Adviser paid the salaries and expenses of the executive officers, the acquisition staff of SEI and other corporate overhead, including rent.

I.   Contingencies

     PSI and PSMI have entered into various operating leases including a lease for the facilities utilized by personnel of the Operating Companies. Rent of $748,000, $725,000, $777,000, $537,000 and

     $559,000 is included in the Statements of Operations for the years ended December 31, 1994, 1993, and 1992 and the nine months ended September 30, 1995 and 1994, respectively, related to these leases.

     Minimum lease payments due under these leases as of December 31, 1994 are:

                         1995                         $841,000
                         1996                          397,000
                         1997                          129,000
                         1998                          107,000
                         1999                            5,000

     In connection with the management of mini-warehouses, the Operating Companies have established trust accounts to collect, from various property owners, on a monthly basis, amounts for property tax payments. Payments of the property tax bills which generally occur annually or semi-annually are made from these accounts. Funds relating to these property tax impounds held on behalf of non-affiliates and affiliates in the approximate amounts of $913,000 and $1,000,000, respectively, at December 31, 1994 and $891,000 and $1,183,000, respectively, at December 31, 1993. The impounds are not reflected in the accompanying Statement of Assets, Liabilities and Equity.

     The Operating Companies are involved in various legal proceedings arising from the normal course of business. In the opinion of management, the ultimate outcome of these proceedings will not have a material effect on the Operating Companies' financial position, results of operations or its liquidity.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

          In a series of November 1995 mergers among Public Storage Management, Inc. and its affiliates (collectively "PSMI"), which was Storage Equities, Inc.'s ("SEI") mini-warehouse property operator, culminating in the merger of PSMI into SEI, (the "Merger"), SEI changed its name to Public Storage, Inc. (the "Company" or "PSI"), became self-administered and self-managed and acquired substantially all of the United States real estate operations of PSMI. The outstanding capital stock of PSMI was converted into an aggregate of 30,000,000 shares of Common Stock and the right to receive 7,000,000 shares of Class B Common Stock. The Class B Common Stock shall be issued upon the later to occur of (i) January 2, 1996 pr (ii) the date on which the Company shall have sold and issued securities providing a cumulative total of $50 million or more in additional Shareholders' equity. The following pro formas financial statements have been prepared in connection with the proposed issuance of $100 million of preferred stock. Although no pro forma adjustments have been made to reflect the proposed issuance of $100 million of preferred stock, pro forma adjustments have been made to reflect the issuance of the 7,000,000 shares of Class B Common Stock.

          The following unaudited pro forma consolidated financial statements were prepared to reflect the Merger transaction between the Company and PSMI.

          Pursuant to the Merger, the Company acquired substantially all of the United States real estate operations of PSMI consisting of the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses, (5) equity interests in 16 REITs which, exclusive of the Company's facilities, own an aggregate of 218 mini-warehouses and 14 commercial properties, (6) property management contracts, exclusive of the Company's facilities, for 563 mini-warehouses and, through a 95% economic interest in a subsidiary PSCP, 24 commercial properties (522 of which collectively are owned by entities affiliated with PSI), and (7) a 95% economic interest in another subsidiary that currently sells locks and boxes in mini-warehouses operated by the Company.

          In addition to adjustments to reflect the proposed Merger, pro forma adjustments were made to reflect the following transactions:

          ISSUANCE OF PREFERRED AND COMMON STOCK:

            . On February 15, 1994, the Company issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds were approximately $76.5 million, which combined with the use of cash reserves were used to repay debt, acquire real estate facilities, acquire mortgage notes receivable and acquire additional minority interests.

            . On June 30, 1994, the Company issued 1,200,000 shares of Adjustable Rate Cumulative Preferred Stock, Series C (the "Series C Preferred Stock"). The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

            . On September 1, 1994, the Company issued 1,200,000 shares of 9.5% Cumulative Preferred Stock, Series D (the "Series D Preferred Stock"). The aggregate net offering proceeds of the offering ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

            . On November 25, 1994, the Company issued 2,500,000 shares of Common Stock in a public offering. The offering provided net proceeds of approximately $33.8 million, which were utilized to repay borrowings on SEI's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see below).

            .  On February 1, 1995, the Company issued 2,195,000 shares of
               10% Cumulative Preferred Stock, Series E (the "Series E Preferred Stock"). The aggregate net offering proceeds of $52.9 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

            . On May 3, 1995, the Company issued 2,300,000 shares of 9.75% Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"). The aggregate net offering proceeds of $55.5 million were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

            . On May 31, 1995, the Company issued 5,482,200 shares of Common Stock in a public offering. The aggregate net offering proceeds of $82.0 million were used to acquire real estate facilities.

          MERGERS:

            . On September 30, 1994, the Company completed a merger transaction with Public Storage Properties VIII, Inc. ("PSP VIII") whereby the Company acquired all of the outstanding shares of PSP VIII's common stock for an aggregate cost of $55,839,000, consisting of the issuance of 2,593,914 shares of Common Stock and $17,341,000 in cash.

            . On February 28, 1995, the Company completed a merger transaction with Public Storage Properties VI, Inc. ("PSP VI") whereby SEI acquired all of the outstanding shares of PSP VI's common stock for an aggregate cost of $65,343,000, consisting of the issuance of 3,147,015 shares of Common Stock and $21,427,000 in cash.

            . On June 30, 1995, the Company completed a merger transaction with Public Storage Properties VII, Inc. ("PSP VII") whereby the Company acquired all of the outstanding shares of PSP VII's common stock for an aggregate cost of $70,064,000 consisting of the issuance of approximately 3,517,272 shares of Common
               Stock and $14,007,000 in cash.

          The pro forma consolidated balance sheet at September 30, 1995 has been prepared to reflect (i) the issuance and utilization of the remaining net offering proceeds of the Common Stock issued on May 31, 1995, and (ii) the proposed Merger with PSMI.

          The pro forma consolidated statement of income for the nine months ended September 30, 1995 has been prepared assuming (i) the issuance of preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed at the beginning of the period. The pro forma consolidated statement of income for the year ended December 31, 1994 has been prepared assuming (i) the issuance of the Preferred and Common Stock and the utilization of the proceeds therefrom, (ii) the merger transactions with PSP VIII, PSP VI and PSP VII, and (iii) the proposed Merger, as if all such transactions were completed on January 1, 1994.

          The pro forma adjustments are based upon available information and upon certain assumptions as set forth in the notes to the pro forma consolidated financial statements that the Company believes are reasonable in the circumstances. The pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company, the combined financial statements of the Operating Companies and the Real Estate Interests to be acquired. The following pro forma consolidated financial statements do not purport to represent what the Company's results of operations would actually have been if the transactions in fact had occurred at the beginning of the respective periods or to project the Company's results of operations for any future date or period.

                             PUBLIC STORAGE, INC.
                       (FORMERLY STORAGE EQUITIES, INC.)
                     CONSOLIDATED PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                                                                                SEI PRE-MERGER
                                                                             -----------------------------------------------------

                                                                                                   PRO FORMA
                                                                                                ADJUSTMENTS FOR
                                                                                               THE ACQUISITION OF       SEI
                                                                                   SEI            REAL ESTATE        PRE-MERGER
                         ASSETS                                                (HISTORICAL)      FACILITIES (1)      (PRO FORMA)
                                                                             ---------------   ------------------   ---------------
Cash and cash equivalents                                                    $   14,697,000    $    (10,771,000)    $    3,926,000
Investments in real estate entities                                              12,151,000             -               12,151,000
Real estate facilities, net of accumulated depreciation                       1,144,709,000          23,739,000      1,168,448,000
Mortgage loans receivable, primarily from affiliates                             10,103,000          (6,927,000)         3,176,000
Intangible assets                                                                   -                   -                  -
Other assets                                                                      8,401,000             -                8,401,000
                                                                             ---------------   ------------------   ---------------
     Total assets                                                            $1,190,061,000    $      6,041,000     $1,196,102,000
                                                                             ===============   ==================   ===============
          LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable to banks                                                        $    5,000,000    $        -           $    5,000,000
Senior Notes                                                                        -                   -                  -
Mortgage notes payable                                                          105,689,000           6,041,000        111,730,000
                                                                             ---------------   ------------------   ---------------
     Total debt                                                                 110,689,000           6,041,000        116,730,000
Accrued and other liabilities                                                    22,636,000             -               22,636,000
Minority interest                                                               133,795,000             -              133,795,000
Shareholders' equity:
  Preferred Stock, $.01 par value, 50,000,000 shares authorized:
  Senior Preferred Stock                                                        277,650,000             -              277,650,000
  Convertible Preferred Stock                                                    85,970,000             -               85,970,000
Common stock, $.10 par value, 60,000,000 shares authorized
  42,064,283 shares issued and outstanding (79,042,616 pro forma shares issued and outstanding)
     Common Stock (72,064,283 issued and outstanding pro forma)                   4,207,000             -                4,207,000
     Class B (7,000,000 issued and outstanding pro forma)                           -                   -                  -
Paid-in capital                                                                 562,168,000             -              562,168,000
Cumulative net income                                                           221,706,000             -              221,706,000
Cumulative distribution paid                                                   (228,760,000)            -             (228,760,000)
Equity                                                                              -                   -                  -
                                                                             ---------------   ------------------   ---------------
  Total shareholders' equity                                                    922,941,000             -              922,941,000
                                                                             ---------------   ------------------   ---------------
  Total liabilities and shareholders' equity                                 $1,190,061,000    $      6,041,000     $1,196,102,000
                                                                             ===============   ==================   ===============

                                                                                  COMBINED
                                                                                 OPERATING
                                                                               COMPANIES AND
                                                                                REAL ESTATE                             PSI
                         ASSETS                                                  INTERESTS     PRO FORMA MERGER      POST-MERGER
                                                                                (HISTORICAL)     ADJUSTMENTS (2)     (PRO FROMA)
                                                                             ---------------   ------------------   ---------------
Cash and cash equivalents                                                    $   1,568,000     $        -           $    5,494,000
Investments in real estate entities                                             78,198,000          286,802,000        377,151,000
Real estate facilities, net of accumulated depreciation                         17,471,000            2,472,000      1,188,391,000
Mortgage loans receivable, primarily from affiliates                             6,695,000              -                9,871,000
Intangible assets                                                                  -                236,757,000        236,757,000

Other assets                                                                     3,092,000              -               11,493,000
                                                                             ---------------   ------------------   ---------------
     Total assets                                                            $ 107,024,000     $    526,031,000     $1,829,157,000
                                                                             ===============   ==================   ===============
          LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable to banks                                                        $     -           $        -           $    5,000,000
Senior Notes                                                                    67,686,000              314,000         68,000,000
Mortgage notes payable                                                           4,440,000              -              116,170,000
                                                                             ---------------   ------------------   ---------------
     Total debt                                                                 72,126,000              314,000        189,170,000
Accrued and other liabilities                                                    2,475,000            2,000,000         27,111,000
Minority interest                                                                  -                    -              133,795,000

Shareholders' equity:
  Preferred Stock, $.01 par value, 50,000,000 shares authorized:
  Senior Preferred Stock                                                           -                    -              277,650,000
  Convertible Preferred Stock                                                      -                    -               85,970,000
Common stock, $.10 par value, 60,000,000 shares authorized
  42,064,283 shares issued and outstanding (79,042,616 pro forma shares issued and outstanding)
     Common Stock (72,064,283 issued and outstanding pro forma)                    -                  3,000,000          7,207,000
     Class B (7,000,000 issued and outstanding pro forma)                          -                    700,000            700,000
Paid-in capital                                                                    -                552,440,000      1,114,608,000
Cumulative net income                                                              -                    -              221,706,000
Cumulative distribution paid                                                       -                    -             (228,760,000)
Equity                                                                          32,423,000          (32,423,000)           -
                                                                             ---------------   ------------------   ---------------
  Total shareholders' equity                                                    32,423,000          523,717,000      1,479,081,000
                                                                             ---------------   ------------------   ---------------
  Total liabilities and shareholders' equity                                 $ 107,024,000     $    526,031,000     $1,829,157,000

                                                                             ===============   ==================   ===============

See Accompanying Notes to Pro Forma Consolidated Balance Sheets.

                             PUBLIC STORAGE, INC.
                       (FORMERLY STORAGE EQUITIES, INC.)
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1995
                                 (UNAUDITED)


1.   Acquisition of real estate facilities:
     --------------------------------------

     The Company is currently pursuing the acquisition of eight mini-warehouse facilities with an aggregate cost of approximately $23.7 million which have not been completed as of September 30, 1995. These real estate facilities are owned by three limited partnerships and the general partner is currently in the process of seeking the approval of the limited partners of the partnerships to sell the partnerships' real estate facilities to SEI for cash, the cancellation of mortgage debt owed to the Company and the assumption of mortgage debt secured by the facilities. There is no assurance that such transactions will be approved by the limited partners of each of the partnerships and therefore consummated; however, the Company believes, based on past experience, that the approval of the limited partners is probable.


     The following pro forma adjustments were made to reflect the above transactions:



     . Real estate facilities were increased to reflect the acquisition of mini-warehouse facilities

          Cash portion of acquisition cost..................... $ 10,771,000
          Cancellation of mortgage notes receivable secured by
            acquired mini-warehouses facilities................    6 927,000
          Assumption of mortgage notes payable secured by
            acquired mini-warehouse facilities.................    6,041,000
                                                                ------------
                                                                $ 23,739,000
                                                                ============


     .  Mortgage notes receivable were decreased to
        reflect the cancellation of notes in connection
        with the acquisition of mini-warehouse facilities
        securing such notes.................................... $ (6,927,000)
                                                                ============

     .  Mortgage notes payable were increased to reflect
        the assumption of such notes in connection with
        the acquisition of mini-warehouse facilities........... $  6,041,000
                                                                ============


2.   Merger Pro Forma Adjustments
     ----------------------------

     The Merger has been accounted for using the purchase method of accounting and the total purchase cost will be allocated to the acquired net assets; first to the tangible and identifiable intangible assets and liabilities acquired based upon their respective fair values, and the remainder will be allocated to the excess of purchase cost over fair value of assets acquired. The outstanding shares of PSMI capital stock were converted into an aggregate of 30,000,000 shares of Common Stock and 7,000,000 shares of Class B Common Stock, subject to adjustment.

     Pursuant to the Merger, the Company acquired substantially all of the United States operations of PSMI consisting of the Operating Companies and the Real Estate Interests, which include (1) the "Public Storage" name, (2) seven wholly owned properties, (3) all inclusive deeds of trust secured by ten mini-warehouses, (4) general and limited partnership interests in 47 limited partnerships owning an aggregate of 286 mini-warehouses, (5) equity interests in 16 REITs which, exclusive of the Company's facilities, own an aggregate of 218 mini-warehouses and 14 commercial properties, (6) property management contracts, exclusive of the Company's facilities, for 563 mini-warehouses and 24 commercial properties (522 of which collectively are owned by entities affiliated with PS M
I), and (7) a 95% economic interest in a merchandise company which currently sells locks and boxes to the Company's mini-warehous e tenants and others.

                             PUBLIC STORAGE, INC.
                       (FORMERLY STORAGE EQUITIES, INC.)
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1995
                                  (UNAUDITED)


The Company has determined the purchase cost of the net assets to be acquired in the Merger to be equal to the fair value of the securities issued combined with direct costs of the Merger. The fair value of the Common Stock is based on the average closing market prices on the NYSE for the thirty consecutive trading days prior to the date the Merger Agreement was executed (June 30, 1995). The fair value of the Class B Common Stock (which is not publicly traded) is based on an independent appraisal. The aggregate purchase cost and its preliminary allocation to the historical assets and liabilities assuming the Merger was consummated on September 30, 1995 is as follows:


     Purchase cost (1):
     ------------------
       Issuance of 30,000,000 shares of Common Stock (at $16.088 per share) (1).....................  $  482,640,000
       Issuance of 7,000,000 shares of Class B Common Stock (at $10.50 per share)...................      73,500,000
       Estimated direct costs and expenses of the Merger............................................       2,000,000
                                                                                                       -------------
                                                                                                      $  558,140,000
                                                                                                       =============

     Preliminary allocation of purchase cost:
     ----------------------------------------

       Intangible assets attributable to the Operating Companies (2)................................     236,757,000
       Fair value of net assets acquired from the Operating Companies
           Cash.....................................................................................       1,568,000
           Other assets.............................................................................       3,092,000
           Senior note payable (face amount of note at September 30, 1995)..........................     (68,000,000)
           Accrued and other liabilities............................................................      (2,475,000)
                                                                                                       -------------

             Total fair value of net assets of the Operating Companies..............................     170,942,000
                                                                                                       -------------
       Fair value of real estate investments (including general and limited partnership
        interests and equity interests in REITs)....................................................     365,000,000
       Fair value of fee simple interest in seven properties........................................      19,943,000
       Fair value of mortgage debt secured by properties acquired...................................        (515,000)
       Fair value of all-inclusive trust deeds:
         Mortgage notes receivable..................................................................       6,695,000
         Mortgage notes payable.....................................................................      (3,899,000)
                                                                                                        ------------

             Total fair value of the net assets of the Real Estate Interests to be acquired.........     387,198,000
                                                                                                        ------------

                                                                                                      $  558,140,000
                                                                                                        ============

--------------------
(1) Pursuant to the terms of the Merger, the number of shares of Common Stock and Class B Common Stock to be issued as consideration for the Merger will not be subjected to market price fluctuations. In addition, with respect to the determination of the value of consideration to be paid for the acquisition, market fluctuations subsequent to the announcement of the proposed Merger were not taken into consideration.

(2)  Intangible assets consist of the following:

     Management contracts                                                    $165,000,000
     Excess purchase cost over identifiable tangible and intangible assets     71,757,000
                                                                             ------------
                                                                             $236,757,000

The following pro forma adjustments have been made to reflect the Merger as of September 30, 1995:

                             PUBLIC STORAGE, INC.
                       (FORMERLY STORAGE EQUITIES, INC.)
                 NOTES TO PRO FORMA CONSOLIDATEDBALANCE SHEET
                              SEPTEMBER 30, 1995
                                  (UNAUDITED)

 .    Pro forma Merger adjustments:
     -----------------------------

 .    Investments in real estate entities has been increased to reflect the fair value of real estate investments acquired in the Merger:

       Fair value of real estate investments.............................................  $ 365,000,000
       Less: historical carrying value...................................................    (78,198,000)
                                                                                            ------------
        Pro forma adjustment.............................................................  $ 286,802,000
                                                                                            ============

 .    Real estate facilities has been increased to reflect the fair value of the seven properties to be acquired in the Merger:

       Fair value of real estate facilities..............................................     19,943,000
       Less: historical carrying value...................................................    (17,471,000)
                                                                                            ------------
         Pro forma adjustment............................................................      2,472,000
                                                                                            ============

 .    Intangible assets have been increased to reflect intangible assets relating to the Operating Companies..........................................................  $ 236,757,000
                                                                                            ============

 .    Secured notes has been adjusted by an amount to reflect the face amount of
     the secured note at September 30, 1995..............................................        314,000
                                                                                            ============

 .    Accrued and other liabilities has been increased for the estimated costs
     and expenses of the Merger..........................................................  $   2,000,000
                                                                                            ============

 .    Shareholders' equity has been increased to reflect the following:

       Issuance of 30,000,000 shares of Common Stock ($.10 par value per share)..........  $   3,000,000
                                                                                            ============

       Issuance of 7,000,000 shares of Class B Common Stock ($.10 par value per
         share)..........................................................................  $     700,000
                                                                                            ============

 .    Paid-in capital has been increased to reflect the value of issued shares of
     Common Stock and Class B Common Stock in excess of par value (30,000,000 shares of Common Stock at $16.088 per share and 7,000,000 shares of Class B
     Common Stock at $10.50 per share less aggregate par
     value of $3,700,000)................................................................  $ 552,440,000
                                                                                            ============

 .    Equity has been eliminated to reflect the acquisition of the net assets of the
     Operating Companies and Real Estate Interests to be acquired........................  $ (32,423,000)
                                                                                            ============

                             PUBLIC STORAGE, INC.
                       (FORMERLY STORAGE EQUITIES, INC.)
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                                         SEI - PRE-MERGER
                             -----------------------------------------------------------------------
                                                       PRO FORMA ADJUSTMENTS
                                                ---------------------------------
                                                    ISSUANCE
                                                  OF PREFERRED                            SEI
                                    SEI             & COMMON           REIT           PRE-MERGER
                               (HISTORICAL)         STOCK(1)         MERGERS(2)       (PRO FORMA)
                             -----------------  ----------------  ---------------  -----------------
REVENUES:
  Rental Income                $143,587,000       $15,540,000       $8,465,000       $167,592,000
  Facility management fees                -                 -                -                  -
  Advisory fee income                     -                 -                -                  -
  Merchandise operations                  -                 -                -                  -
  Equity in earnings of real
   estate entities                        -           383,000                -            383,000
  Interest and other Income       4,461,000        (1,766,000)          25,000          2,720,000
                             -----------------  ----------------  ---------------  -----------------
                                148,048,000        14,157,000        8,490,000        170,695,000
                             -----------------  ----------------  ---------------  -----------------
EXPENSES:
  Cost of operations             52,169,000         5,146,000        3,489,000         60,804,000
  Cost of managing facilities             -                 -                -                  -
  Cost of merchandise                     -                 -                -                  -
  Depreciation and
   amortization                  27,887,000         3,126,000        1,254,000         32,267,000
  General and administrative      2,611,000                 -          149,000          2,760,000
  Advisory fee                    5,462,000           450,000          175,000          6,087,000
  Interest expense                5,249,000         1,543,000        1,017,000          7,809,000
                             -----------------  ----------------  ---------------  -----------------
                                 93,378,000        10,265,000        6,084,000        109,727,000
                             -----------------  ----------------  ---------------  -----------------

  Income before minority
   interest in income and
   gain on disposition of
   real estate                   54,670,000         3,892,000        2,406,000         60,968,000

  Minority interest in income    (5,449,000)          145,000                -         (5,304,000)
                             -----------------  ----------------  ---------------  -----------------
  Net Income                   $ 49,221,000       $ 4,037,000       $2,406,000       $ 55,664,000
                             =================  ================  ===============  =================

  Net income allocable to
   preferred shareholders      $ 21,904,000       $ 2,342,000       $        -       $ 24,246,000
  Net income allocable to
   Class B Shareholders                   -                 -                -                  -
  Net income allocable to
   Common Stock shareholders     27,317,000         1,695,000        2,406,000         31,418,000
                             -----------------  ----------------  ---------------  -----------------
    Net Income                 $ 49,221,000       $ 4,037,000       $2,406,000       $ 55,664,000
                             =================  ================  ===============  =================

  PER SHARE OF COMMON STOCK:
  Net Income                   $       0.76(3)                                       $       0.75(3)
                             =================                                     =================
  Weighted Average Shares        35,847,202(3)                                         42,144,020(3)
                             =================                                     =================

                                                 PSMI
                             -----------------------------------------
                                 COMBINED                          COMBINED
                                OPERATING                         OPERATION
                                COMPANIES                         COMPANIES
                                 AND REAL                          AND REAL       PRO FORMA
                                  ESTATE         PRO FORMA          ESTATE         MERGER              PSI
                                INTERESTS      ADJUSTMENTS(4)     INTERESTS     ADJUSTMENTS(5)     POST-MERGER
                               (HISTORICAL)                      (PRO FORMA)                       (PRO FORMA)
                             ---------------- ---------------- ---------------- ---------------- ----------------
REVENUES:
  Rental Income                $ 2,474,000      $         -      $ 2,474,000      $         -     $170,066,000
  Facility management fees      19,902,000           91,000       19,993,000       (9,770,000)      10,223,000
  Advisory fee income            5,462,000          625,000        6,087,000       (6,087,000)               -
  Merchandise operations         1,613,000                -        1,613,000                -        1,613,000
  Equity in earnings of real    20,485,000                -       20,485,000       (9,163,000)      11,705,000
   estate entities
  Interest and other Income        705,000                -          705,000                -        3,425,000
                             ---------------- ---------------- ---------------- ---------------- ----------------
                                50,641,000          716,000       51,357,000      (25,020,000)     197,032,000
                             ---------------- ---------------- ---------------- ---------------- ----------------

EXPENSES:
  Cost of operations               676,000                -          676,000       (9,770,000)      51,710,000
  Cost of managing facilities    3,877,000         (170,000)       3,707,000                -        3,707,000
  Cost of merchandise              779,000                -          779,000                -          779,000
  Depreciation and
   amortization                    439,000                -          439,000        7,103,000       39,809,000
  General and administrative     1,414,000         (228,000)       1,186,000                -        3,946,000
  Advisory fee                           -                -                -       (6,087,000)               -
  Interest expense               3,988,000                -        3,988,000                -       11,797,000
                             ---------------- ---------------- ---------------- ---------------- ----------------
                                11,173,000         (398,000)      10,775,000       (8,754,000)     111,748,000
                             ---------------- ---------------- ---------------- ---------------- ----------------

  Income before minority
   interest in income and
   gain on disposition of
   real estate                  39,468,000        1,114,000       40,582,000      (16,266,000)      85,284,000

  Minority interest in income            -                -                -                -       (5,304,000)
                             ---------------- ---------------- ---------------- ---------------- ----------------
  Net Income                   $39,468,000      $ 1,114,000      $40,582,000     $(16,266,000)     $79,980,000
                             ================ ================ ================ ================ ================

  Net income allocable to
   preferred shareholders      $         -      $         -      $         -     $          -      $24,246,000
  Net income allocable to
   Class B Shareholders                  -                -                -                -                -
  Net income allocable to
   Common Stock shareholders    39,468,000        1,114,000       40,582,000      (16,266,000)      55,734,000
                             ---------------- ---------------- ---------------- ---------------- ----------------
    Net Income                 $39,468,000      $ 1,114,000      $40,582,000     $(16,266,000)     $79,980,000
                             ================ ================ ================ ================ ================

  PER SHARE OF COMMON STOCK:
  Net Income                                                                                       $      0.77(6)
                                                                                                 ================
  Weighted Average Shares                                                                           72,144,020(6)
                                                                                                 ================

    See Accompanying Notes to Pro Forma Consolidated Statements of Income.


                                                       PUBLIC STORAGE, INC.
                                                 (FORMERLY STORAGE EQUITIES, INC.)
                                            PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                                               FOR THE YEAR ENDED DECEMBER 31, 1994
                                                            (UNAUDITED)

                                                        SEI - PRE-MERGER
                             -----------------------------------------------------------------------
                                                      PRO FORMA ADJUSTMENTS
                                                ---------------------------------
                                                    ISSUANCE
                                                  OF PREFERRED                            SEI
                                    SEI             & COMMON           REIT           PRE-MERGER
                               (HISTORICAL)         STOCK(1)        MERGERS(2)        (PRO FORMA)
                             -----------------  ----------------  ---------------  -----------------
REVENUES:
  Rental Income                $141,845,000       $42,701,000      $30,672,000       $215,218,000
  Facility management fees           -                 -                -                  -
  Advisory fee income                -                 -                -                  -
  Merchandise operations             -                 -                -                  -
  Equity in earnings of real
   estate entities                   -                748,000           -                 748,000
  Interest and other Income       5,351,000        (4,315,000)         218,000          1,254,000
                             -----------------  ----------------  ---------------  -----------------
                                147,196,000        39,134,000       30,890,000        217,220,000
                             -----------------  ----------------  ---------------  -----------------

EXPENSES:
  Cost of operations             52,816,000        14,639,000       12,114,000         79,569,000
  Cost of managing facilities        -                 -                -                  -
  Cost of merchandise                -                 -                -                  -
  Depreciation and
   amortization                  28,274,000         7,917,000        4,780,000         40,971,000
  General and administrative      2,631,000            -               433,000          3,064,000
  Advisory fee                    4,983,000         1,794,000          699,000          7,476,000
  Interest expense                6,893,000        (1,135,000)       4,985,000         10,743,000
                             -----------------  ----------------  ---------------  -----------------
                                 95,597,000        23,215,000       23,011,000        141,823,000
                             -----------------  ----------------  ---------------  -----------------

  Income before minority
   interest in income and
   gain on disposition of
   real estate                   51,599,000        15,919,000        7,879,000         75,397,000

  Minority interest in income    (9,481,000)        2,563,000           -              (6,918,000)
                             -----------------  ----------------  ---------------  -----------------
                                 42,118,000        18,482,000        7,879,000         68,479,000
  Gain on disposition of
   real estate                       -                 -               203,000            203,000
                             -----------------  ----------------  ---------------  -----------------
  Net Income                   $ 42,118,000       $18,482,000      $ 8,082,000       $ 68,682,000
                             =================  ================  ===============  =================

  Net income allocable to
   preferred shareholders      $ 16,846,000       $14,360,000      $    -            $ 31,206,000
  Net income allocable to
   Class B Shareholders              -                 -                -                  -
  Net income allocable to
   Common Stock shareholders     25,272,000         4,122,000        8,082,000         37,476,000
                             -----------------  ----------------  ---------------  -----------------
    Net Income                 $ 42,118,000       $18,482,000      $ 8,082,000       $ 68,682,000
                             =================  ================  ===============  =================

PER SHARE OF COMMON STOCK:

Net Income                     $       1.05(3)                                       $       0.90(3)
                             -----------------                                     -----------------
Weighted Average Shares          24,077,055(3)                                         41,844,644(3)
                             =================                                     =================

                                                 PSMI
                             -----------------------------------------
                                 COMBINED                          COMBINED
                                OPERATING                         OPERATING
                                COMPANIES                         COMPANIES
                                AND EQUITY                        AND EQUITY                           SEI
                                INTERESTS        PRO FORMA        INTERESTS        PRO FORMA       POST-MERGER
                               (HISTORICAL)    ADJUSTMENTS(4)    (PRO FORMA)     ADJUSTMENTS(5)    (PRO FORMA)
                             ---------------- ---------------- ---------------- ---------------- ----------------
REVENUES:
  Rental Income                $ 3,152,000       $   -           $ 3,152,000     $     -          $218,370,000
  Facility management fees      25,224,000          576,000       25,800,000      (12,937,000)      12,863,000
  Advisory fee income            4,983,000        2,493,000        7,476,000       (7,476,000)          -
  Merchandise operations         1,872,000           -             1,872,000           -             1,872,000
  Equity in earnings of real
   estate entities              24,555,000           -            24,555,000      (12,217,000)      13,086,000
  Interest and other Income        996,000           -               996,000           -             2,250,000
                             ---------------- ---------------- ---------------- ---------------- ----------------
                                60,782,000        3,069,000       63,851,000      (32,630,000)     248,441,000
                             ---------------- ---------------- ---------------- ---------------- ----------------

EXPENSES:
  Cost of operations               834,000           -               834,000      (12,937,000)      67,466,000
  Cost of managing facilities    4,909,000         (167,000)       4,742,000           -             4,742,000
  Cost of merchandise              866,000           -               866,000           -               866,000
  Depreciation and
   amortization                  1,011,000         (362,000)         649,000        9,402,000       51,022,000
  General and administrative     1,850,000         (255,000)       1,595,000           -             4,659,000
  Advisory fee                      -                -                -            (7,476,000)          -
  Interest expense               5,607,000           -             5,607,000           -            16,350,000
                             ---------------- ---------------- ---------------- ---------------- ----------------
                                15,077,000         (784,000)      14,293,000      (11,011,000)     145,105,000
                             ---------------- ---------------- ---------------- ---------------- ----------------

  Income before minority
   interest in income and
   gain on disposition of
   real estate                  45,705,000        3,853,000       49,558,000      (21,619,000)     103,336,000

  Minority interest in income       -                -                -                -            (6,918,000)
                             ---------------- ---------------- ---------------- ---------------- ----------------
                                45,705,000        3,853,000       49,558,000      (21,619,000)      96,418,000

  Gain on disposition of
   real estate                      -                -                -                -               203,000
                             ---------------- ---------------- ---------------- ---------------- ----------------
  Net Income                   $45,705,000       $3,853,000      $49,558,000     $(21,619,000)    $ 96,621,000
                             ================ ================ ================ ================ ================

  Net income allocable to
   preferred shareholders      $    -            $   -           $    -          $     -          $ 31,206,000
  Net income allocable to
   Class B Shareholders             -                -                -                -                -
  Net income allocable to
   Common Stock shareholders    45,705,000        3,853,000       49,558,000      (21,619,000)      65,415,000
                             ---------------- ---------------- ---------------- ---------------- ----------------
    Net Income                 $45,705,000       $3,853,000      $49,558,000     $(21,619,000)    $ 96,621,000
                             ================ ================ ================ ================ ================

  PER SHARE OF COMMON STOCK:

  Net Income                                                                                      $       0.91(6)
                                                                                                 ================
  Weighted Average Shares                                                                           71,844,644(6)
                                                                                                 ================

See Accompanying Notes to Pro Forma Consolidated Statement of Income.

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                 (UNAUDITED)


1.   Issuance of preferred and Common Stock
     --------------------------------------


     During 1994 and 1995, the Company issued shares of both its preferred and Common Stock as follows:

          . On February 15, 1994, the Company issued 5,484,000 shares of Common Stock in a public offering. The net offering proceeds $76.5 million were used to repay debt, to acquire real estate facilities, to acquire mortgage notes receivable and to acquire additional minority interests.

          . On June 30, 1994, the Company issued 1,200,000 shares of Series C Preferred Stock. The aggregate net offering proceeds of the offering ($28.9 million) were used to retire bank borrowings (borrowings which were used primarily to acquire real estate facilities and minority interests in real estate partnerships).

          . On September 1, 1994, the Company issued 1,200,000 shares of Series D Preferred Stock. The aggregate net offering proceeds ($29.0 million) were used to acquire real estate facilities and minority interests in real estate partnerships.

          . On November 25, 1994, the Company issued 2,500,000 shares of Common Stock pursuant to a public offering. The aggregate offering proceeds ($33.8 million) were used to repay borrowings on the Company's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VIII merger, see Note 2 below).

          . On February 1, 1995, the Company issued 2,195,000 shares of Series E Preferred Stock. The aggregate net offering proceeds ($52.9 million) were used to acquire real estate facilities, minority interests in real estate partnerships and retire bank borrowings (borrowings which were used to acquire real estate facilities).

          . On May 3, 1995, the Company issued 2,300,000 shares of Series F Preferred Stock. The aggregate net offering proceeds( $55.5 million) were used to repay borrowings on the Company's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, minority interests and the cash portion of the PSP VI merger).

          . On May 31, 1995, the Company issued 5,482,200 shares of Common Stock pursuant to a public offering. The aggregate net offering proceeds were $82.0 million, a portion of which has been utilized to repay borrowings on the Company's credit facilities (borrowings which were used to fund the acquisition of real estate facilities, and the cash portion of the PSP VII merger). The remaining proceeds were utilized to acquire additional real estate facilities and minority interests.

The following pro forma adjustments have been made to the pro forma consolidated statements of income to reflect the above uses (the acquisition of real estate facilities, minority interests and the repayment of bank borrowings) of the proceeds as if the transactions were completed as of January 1, 1994:

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                              NINE MONTHS            YEAR
                                                 ENDED              ENDED
                                             SEPTEMBER 30,        DECEMBER 31,
                                                 1995                1994
                                          ------------------   -----------------
 .  Rental income has been increased to
   reflect the incremental difference
   between the actual rental income
   included in the historical statement
   of operations and the pro forma
   rental income as if the acquired
   real estate facilities were in
   operation for a full period..............   $15,540,000         $42,701,000
                                               ===========         ===========


 .  Equity in earnings of real estate
   entities has been increased to
   reflect income with respect to the
   acquisition of limited partnership
   units in affiliated unconsolidated
   partnerships. Such acquisitions
   occurred subsequent to June 30, 1995
   and do not represent limited
   partnership units in either the PSP
   Partnership or the partnerships
   included in the Real Estate
   Interests................................   $   383,000         $   748,000
                                               ===========         ===========


 .  Interest and other income has been
   decreased to reflect:

     .  cancellation of mortgage notes
        receivable, in connection with
        the acquisition of the above
        properties, from which the
        Company recognized interest
        income during the year ended
        December 31, 1994. A pro forma
        adjustment has been made to
        eliminate such interest as if
        the notes were canceled at the
        beginning of the period
        (including amortization of
        mortgage note discounts
        totaling $90,000 in 1995 and
        $693,000 in 1994)...................   $(1,336,000)        $(4,315,000)

     .  elimination of historical
        interest income earned on
        excess net offering proceeds
        during the third quarter of
        1995................................    (430,000)                    -
                                               -----------         -----------
                                               $(1,766,000)        $(4,315,000)
                                               ===========         ===========

 .  Cost of operations has been
   increased to reflect the incremental
   difference between the actual cost
   of operations included in the
   historical statement of income and
   the pro forma cost of operations as
   if the real estate facilities were
   in operation for a full period...........   $ 5,146,000         $14,639,000
                                               ===========         ===========

 .  Depreciation has been increased to
   reflect the incremental difference
   between the actual depreciation
   expense included in the historical
   statements of income and the pro
   forma depreciation expense as if the
   real estate facilities were in
   operation for a full period..............   $ 3,126,000         $ 7,917,000
                                               ===========         ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                              NINE MONTHS            YEAR
                                                 ENDED              ENDED
                                              SEPTEMBER 30,      DECEMBER 31,
                                                  1995              1994
                                          ------------------   -----------------
 .  Interest expense has been increased
   (decreased) to reflect the
   following:

     Interest expense was decreased to
     eliminate the historical interest
     expense related to the pay down of
     the debt through the use of net
     offering proceeds......................   $  (293,000)        $(1,097,000)

     Mortgage notes payable were
     assumed in connection with the
     acquisition of the real estate
     facilities. An adjustment was made
     to reflect the interest expense as
     if the notes were assumed at the
     beginning of the period................     2,840,000           4,801,000

     the Company typically uses its
     bank line of credit to fund the
     cash portion of real estate
     acquisitions and subsequently
     repays the borrowings with the net
     proceeds of equity offerings. In
     Note 2 below, a pro forma
     adjustment has been made to
     reflect the interest expense
     relating the REIT Mergers (see
     Note 2), assuming that the Company
     borrowed on its bank line of
     credit to fund the cash portion of
     such mergers thus reflecting the
     pro forma cost of capital to
     finance the mergers. Accordingly,
     a pro forma adjustment has been
     made to offset that interest
     expense to reflect the repayment
     of bank borrowings with the net
     proceeds of the above preferred
     and Common Stock offerings.............    (1,004,000)         (4,839,000)
                                                ----------         -----------

       Net increase (decrease) in
       interest expense.....................   $ 1,543,000         $(1,135,000)
                                               ===========         ===========

 .  Minority interest in income has been
   decreased due to the acquisition of
   such minority interests by the
   Company..................................   $   145,000         $ 2,563,000
                                               ===========         ===========

 .  Advisory fees have been increased to
   reflect the effect of the above
   adjustments..............................   $   450,000         $ 1,794,000
                                               ===========         ===========

                            STORAGE EQUITIES, INC.
                  NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


2.   REIT Mergers
     ------------

     During 1994 and 1995, the Company completed merger transactions (collectively, the "REIT Mergers") with PSP VIII (September 30, 1994),
     PSP VI (February 28, 1995),  and PSP VII (June 30, 1995) (collectively the
     "PSP REITs").   The following pro forma adjustments have been made assuming the merger transactions with the PSP REITs were completed at the beginning of the year ended December 31, 1994:

                                              NINE MONTHS            YEAR
                                                 ENDED               ENDED
                                          SEPTEMBER 30, 1995   DECEMBER 31, 1994
                                          ------------------   -----------------
       .  A pro forma adjustment has
          been made to reflect the PSP
          REITs historical rental
          income............................   $8,465,000        $30,672,000
                                               ==========        ===========

       .  A pro forma adjustment has
          been made to reflect the PSP
          REITs historical interest and
          other income......................   $   25,000        $   218,000
                                               ==========        ===========

       .  A pro forma adjustment has
          been made to reflect the PSP
          REITs historical cost of
          operations........................   $3,489,000        $12,114,000
                                               ==========        ===========

       .  Depreciation and amortization
          was adjusted as follows:

            A pro forma adjustment has
            been made to reflect the
            PSP REITs historical
            depreciation....................   $1,175,000        $ 3,960,000

            As a result of the REIT
            Mergers, the real estate
            facilities were recorded by
            the Company at their fair
            values (which were in
            excess of the historical
            carrying value at the PSP
            REITs). A pro forma
            adjustment has been made to
            reflect the incremental
            increase in depreciation
            expense based upon the
            allocation of the purchase
            cost to buildings (straight-
            line over 25 years).............       79,000            820,000
                                               ----------        -----------


                                               $1,254,000        $ 4,780,000
                                               ==========        ===========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                              NINE MONTHS           YEAR
                                                 ENDED              ENDED
                                             SEPTEMBER 30,       DECEMBER 31,
                                                 1995               1994
                                          ------------------   -----------------
 .  General and administrative expense
   was adjusted as follows:

     A pro forma adjustment has been
     made to reflect the PSP REITs
     historical general and
     administrative expenses................     $191,000          $  633,000

     A pro forma adjustment has been
     made to reduce certain general and
     administrative expenses which the
     Company has determined would be
     eliminated as a result of the
     mergers. Such expenses include the
     elimination of PSP REITs board of
     directors fees, stock exchange
     listing fees, audit and tax fees
     and certain administrative
     expenses which will no longer be
     applicable.............................     (42,000)           (200,000)
                                                 --------          ----------

                                                 $149,000          $  433,000
                                                 ========           =========
 .  Interest expense has been increased
   as follows:

    For the pro forma,  additional
    borrowings on the Company's bank
    lines of credit to consummate the
    merger transactions has been
    assumed.  The pro forma interest
    expense was determined based on an
    interest rate of 9.50%. (see
    adjustment to interest expense
    included in Note 1):

      PSP VIII ($20.7 million
      borrowings outstanding from
      January 1, 1994 through September
      30, 1994).............................     $      -          $1,472,000

      PSP VI ($21.4 million borrowings
      outstanding from January 1, 1994
      through February 28, 1995)............      339,000           2,036,000

      PSP VII ($14.0 million borrowings
      outstanding from January 1, 1994
      through June 30, 1995)................      665,000           1,331,000
                                               ----------          ----------

           subtotal.........................    1,004,000           4,839,000

      Historical interest expense of
       the PSP REITs........................       13,000             146,000
                                                ---------          ----------

        Total adjustment to interest
         expense............................   $1,017,000          $4,985,000
                                                =========           =========

 .  A pro forma adjustment has been made
   to reflect the historical gain on
   the disposition of real estate of
   the PSP REITs............................   $        -          $  203,000
                                                =========           =========

 .  A pro forma adjustment has been made
   to the advisory fee to reflect the
   above adjustments combined with the
   effects of the operations of the PSP
   REITs and the issuance of additional
   shares of the Company's Common Stock.....   $  175,000          $  699,000
                                                =========            ========

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

3.   Net income per share of Common Stock has been computed as follows:
     -----------------------------------------------------------------

                                              NINE MONTHS            YEAR
                                                 ENDED              ENDED
                                             SEPTEMBER 30,        DECEMBER 31,
                                                 1995                1994
                                          ------------------   -----------------
Historical net income.......................   $ 49,221,000        $ 42,118,000
Less: Historical preferred
 stock dividends............................    (21,904,000)        (16,846,000)
                                               ------------        ------------
Income applicable to  Common Stock
 shareholders...............................   $ 27,317,000        $ 25,272,000
                                               ============        ============
Historical weighted  average shares of
 Common Stock...............................     35,847,202          24,077,055
                                               ============        ============
Historical net income per  share of
 Common Stock......................            $       0.76        $       1.05
                                               ============        ============



Pro forma net income........................   $ 55,664,000        $ 68,682,000
Less: Pro forma preferred
 stock dividends (1)........................    (24,246,000)        (31,206,000)
                                               ------------        ------------
Income applicable to  Common Stock
 shareholders...............................   $ 31,418,000        $ 37,476,000
                                               ============        ============
Pro forma weighted average shares of
 Common Stock(2)............................     42,144,020          41,844,644
                                               ============        ============
Pro forma net income per  share of
 Common Stock...............................   $       0.75        $       0.90
                                               ============        ============

(1) As adjusted to give effect to the issuance of the Series C, Series D, Series E, and Series F Preferred Stock as if such stock were outstanding at the beginning of the period. The dividend rate on the Series C Preferred Stock is adjustable quarterly and is equal to the highest of the three separate indices as published by the Federal Reserve Board, multiplied by 110%. However, the dividend rate will not be less than 6.75% per annum nor greater than 10.75% per annum. At the date of issuance, the dividend rate was equal to 8.15% per annum, which rate was used in the determination of pro forma dividends applicable to the Series C Preferred Stock for the year ended December 31, 1994. If the dividend rate used was 10.75% per annum, the pro forma Preferred Stock dividends would have been approximately $595,000 higher for the nine months ended September 30, 1995 ($780,000 higher for the year ended December 31, 1994). Accordingly, income applicable to common shareholders would have been reduced by a like amount or approximately $0.02 per common for the year ended December 31, 1994 ($0.02 for the nine months ended September 30, 1995).

(2) As adjusted to give effect to the issuance of additional shares of Common Stock in connection with the acquisition of additional investments in real estate entities, the public offering of Common Stock during 1994 and 1995, and Common Stock issued in connection with the REIT Mergers.

                            STORAGE EQUITIES, INC.
             NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


4. Pro forma adjustments to the historical combined income of the Operating
   ------------------------------------------------------------------------
   Companies and Real Estate Interests:
   ------------------------------------


   The following pro forma adjustments have been made to reflect (i) additional Facility management fees and Advisory fee income as a result of pro forma adjustments made to the Company historical financial statements which have a corresponding effect on the Operating Companies and (ii) to eliminate certain non-recurring costs and expenses included in the Operating Companies.

                                              NINE MONTHS            YEAR
                                                 ENDED               ENDED
                                          SEPTEMBER 30, 1995   DECEMBER 31, 1994
                                          ------------------   -----------------
     .  A pro forma adjustment has made
        to Facility management fees to
        reflect the incremental
        increase in management fees
        from properties (only for
        properties which were not
        previously managed by PSMI)
        acquired by the Company during
        1995 and 1994.......................   $  91,000           $  576,000
                                               =========           ==========

     .  A pro forma adjustment has been
        made to the Advisory fee income
        to reflect the adjustments
        (Notes 1 and 2) to the
        Company's advisory fee expense
        in connection with the issuance
        of Preferred and Common Stock,
        the REIT Mergers, and the
        Company's increased operating
        income..............................   $ 625,000           $2,493,000
                                               =========           ==========

     .  A pro forma adjustment has been
        made to Cost of managing
        facilities to eliminate certain
        non-recurring costs and
        expenses............................   $(170,000)          $ (167,000)
                                               =========           ==========

     .  A pro forma adjustment has been
        made to depreciation and
        amortization to eliminate
        certain non-recurring expenses
        in connection with the write-
        off of tenant improvements             $       -           $ (362,000)
                                               =========           ==========

     .  A pro forma adjustment has been
        made to General and
        administrative expense to
        eliminate certain non-recurring
        costs and expenses..................   $(228,000)          $ (255,000)
                                               =========           ==========

                            STORAGE EQUITIES, INC.
              NOTES TO PRO FORMA CONSIDATED STATEMENTS OF INCOME
FOR THE NINE MONTHS EDNDED SEPTEMBER 30, 1995 AND YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)



5.   Pro forma Merger adjustments:
     ----------------------------


                                                            NINE MONTHS          YEAR
                                                               ENDED            ENDED
                                                           SEPTEMBER 30,     DECEMBER 31,
                                                               1995             1994
                                                        -----------------   --------------
     .    The "Operating Companies" have included
          in Facility management fee income fees
          paid by the Company for the management of
          its real estate facilities (likewise, the
          Company has included such fees as
          part of Cost of operations). As a result
          of the Merger, this facility management
          fee income and operating expense will no
          longer occur. Accordingly, pro forma
          adjustments have been made to decrease
          both Facility management fees and cost of
          operations to eliminate these property
          management fees (the remaining facility
          management fees represent principally
          fees received from the management of
          properties owned by affiliated entities,
          which the Company will acquire an
          interest in pursuant to the acquisition
          of the Real Estate Interests):


               Facility management fee income.....         $(9,770,000)      $(12,937,000)
                                                            ==========        ===========

               Cost of operations.................         $(9,770,000)      $(12,937,000)
                                                            ==========        ===========


           As a result of the Merger,
               Advisory fee income and expense
               will no longer occur.
               Accordingly,  a pro forma                   $(6,087,000)      $ (7,476,000)
               adjustment has been made to each:            ==========         ==========
               Advisory fee income................         $(6,087,000)      $ (7,476,000)
                                                            ==========         ==========

               Advisory fee (expense).............


     .    Included in the "Real Estate Interests" are general and
          limited partnership interests in limited
          partnerships and equity interests in
          REITs. These interests will be accounted
          for under the equity method. The
          aggregate fair value of these interests
          ($365 million) is in excess of the amount
          of the underlying historical equity in
          net assets of the investees by
          approximately $305 million. the Company
          attributes this difference to the
          fair values of the underlying real estate
          properties and has allocated the
          difference to buildings. A pro forma
          adjustment has been made to "Equity in
          earnings of real estate entities" to
          reflect additional depreciation expense
          related to the allocated difference to
          buildings (straight-line over a 25 year
          life) as if the investees were
          consolidated entities.....................       $(9,163,000)     $(12,217,000)
                                                            ==========       ===========

                                       27

                            STORAGE EQUITIES, INC.
              NOTES TO PRO FORMA CONSIDATED STATEMENTS OF INCOME
 For the Nine Months Ended September 30, 1995 and Year Ended December 31, 1994
                                  (Unaudited)


                                                      NINE MONTHS             YEAR
                                                         ENDED                ENDED
                                                     SEPTEMBER 30,         DECEMBER 31,
                                                         1995                  1994
                                                   -----------------     ----------------
     .    A pro forma adjustment has been made
          to increase depreciation and
          amortization to reflect the
          amortization of intangible assets
          acquired in connection with the
          Merger;  management contracts ($165
          million) and purchase price in excess
          of identifiable tangible and
          intangible assets acquired
          ($71  million),  each of which
          are amortized over a 25 year period.
          See Note 2 to the Pro Forma
          Consolidated Balance...................        $ 7,103,000            $ 9,402,000
                                                         -----------            -----------

6.   Pro forma net income per share of Common Stock has been computed as
     -------------------------------------------------------------------
     follows:
     ========


                                                     NINE  MONTHS                  YEAR
                                                         ENDED                     ENDED
                                                     SEPTEMBER 30,             DECEMBER 31,
                                                         1995                    1994
                                                  ------------------         ----------------
         Pro forma net income..........             $  79,980,000               $  96,621,000

         Less: Pro forma preferred stock              (24,246,000)                (31,206,000)
         dividends..............................     ------------                ------------
 .        Income allocable to common shareholders       55,734,000                  65,415,000

         Less: Pro forma income allocable to                    -                           -
         Class B shareholders...................     ------------                ------------

         Income allocable to Common Stock              55,734,000                  65,415,000
         shareholders...........................                                 ============

         Pro forma weighted average shares of          72,144,020                  71,844,644
         Common Stock (1).......................     ============                ============

         Pro forma net income per share of          $       0. 77               $         .91
         Common Stock...........................     ============                ============

(1) As adjusted to give effect to the issuance of 30,000,000 additional shares of Common Stock in connection with the Merger.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

  (c)     Exhibits.
          ---------

          2.1 Agreement and Plan of Reorganization by and among Public Storage, Inc., Public Storage Management, Inc. and Storage Equities, Inc. dated as of June 30, 1995. Filed as Appendix A to the Registrant's Proxy Statement dated October 11, 1995 (Filed October 13, 1995) and incorporated herein by reference.

          2.2 Amendment to Agreement and Plan of Reorganization by and among Public Storage, Inc., Public Storage Management, Inc. and Storage Equities, Inc. dated as of November 13, 1995.

                                  SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Public Storage, Inc.

Date: November 28,  1995                   By:   /s/ Harvey Lenkin
      ------------------                      --------------------
                                                Harvey Lenkin
                                                President